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                                                                   EXHIBIT 10.41


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                         KHANTY MANSIYSK OIL CORPORATION

                                  AMENDMENT TO

                                       THE

                            SHARE PURCHASE AGREEMENT

                                   DATED AS OF

                                NOVEMBER 1, 2000

                                 BY AND BETWEEN

                         KHANTY MANSIYSK OIL CORPORATION

                                       AND

                              WALDO SECURITIES S.A.

================================================================================
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                    AMENDMENT TO THE SHARE PURCHASE AGREEMENT

                  This Amendment (the "AMENDMENT") is made as of the 1st day of November, 2000, by and between Khanty Mansiysk Oil Corporation, a Delaware corporation (the "COMPANY"), and Waldo Securities S.A. (the "SELLER"), an international business company organized under the laws of the British Virgin Islands.

                                    RECITALS

                  WHEREAS, the Company and the Seller have previously entered into a Share Purchase Agreement, dated as of June 29, 2000 (the "SHARE PURCHASE AGREEMENT"); and

                  WHEREAS, the Company and the Seller desire to amend the Share Purchase Agreement and the terms of the promissory notes issued by the Company pursuant thereto in the manner set forth below.

                  NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1. All capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Share Purchase Agreement, and each reference in the Share Purchase Agreement to "this Agreement", "hereof", "herein", "hereunder", or "hereby", and each other similar reference shall be deemed to refer to the Share Purchase Agreement, as amended hereby.

                                   ARTICLE II

                                   AMENDMENTS

                  2.1. Subsection a. of Section 2.2 is hereby amended in its entirety to read as follows:

                        "a. IPO NOTE. No interest shall accrue or be payable on the unpaid principal amount of the IPO Note prior to December 31, 2000. Commencing on January 1, 2001 and provided that the IPO Note has not been previously redeemed in accordance with
                              Section 2.4 hereof, the Company shall pay interest on the unpaid principal amount of the IPO Note until such principal amount shall be paid in full, at a rate equal to 12% per annum. Accrued interest on the unpaid principal amount of the IPO Note shall be payable quarterly on September 30, December 31, March 31 and June 30 of each year to the holder thereof, as determined by the reference to the Company's note registration books on the first day of the relevant month when payment is due, until the IPO Note is paid in full with the first such payment due on March 31, 2001. The Company shall make each payment under the IPO Note not later than 12:00 noon, New York City time, on the day when due. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) elapsed. Whenever any payment under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of

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                              payment of interest. The IPO Note shall mature on
                              December 31, 2001, unless previously redeemed as set forth in Sections 2.3 or 2.4 hereof."

                  2.2. The last sentence of subsection b. of Section 2.2 is hereby amended by replacing the words "December 31, 2005" with the words "December 31, 2004".

                  2.3. The words "in the case of the Remainder Note" is hereby deleted from (A) the first sentence of subsection a. of Section 2.4, (B) clause
(iv) of the second sentence of subsection a. of Section 2.5 and (C) the first sentence of Section 2.6.

                  2.4. All references in the Share Purchase Agreement to the IPO Note shall hereafter be deemed to be a reference to the promissory note that shall be issued to the Seller (the "REPLACEMENT NOTE") in the form attached hereto as Exhibit A, subject to the Seller complying with the terms hereof.


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  3.1. Each of the Company and the Seller represents and warrants with respect to itself, as of the date of this Amendment, as follows:

                  a. it has all requisite power and authority, corporate and otherwise, to execute, deliver and perform all of its obligations under this Amendment and the Share Purchase Agreement, as amended hereby;

                  b. it has taken all necessary action to authorize the execution, delivery and performance by it of this Amendment and the Share Purchase Agreement, as amended hereby; and

                  c. this Amendment has been duly executed and delivered by it and this Amendment and the Share Purchase Agreement, as amended hereby, constitute its valid and legally binding obligations, enforceable against it in accordance with their respective terms.


                                   ARTICLE IV

                                  MISCELLANEOUS

                  4.1. This Amendment shall become effective immediately upon execution by the parties hereto. The Company hereby agrees to issue to the Seller the Replacement Note upon its receipt of the original IPO Note (as such term was defined prior to giving effect to this Amendment) issued to the Seller on June 30, 2000.

                  4.2. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof.

                  4.3. The Share Purchase Agreement, as amended by this Amendment, shall remain in full force and effect. Any reference to the Share Purchase Agreement in any instrument or document executed by either party shall mean the Share Purchase Agreement as amended hereby. Except as expressly provided herein, there are no other amendments to the Share Purchase Agreement. This Amendment may be amended only by an instrument in writing signed by each of the parties hereto.

                  4.4. This Amendment may be signed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   KHANTY MANSIYSK OIL CORPORATION


                                   By: /s/ John B. Fitzgibbons
                                      ----------------------------------
                                   Name:    John B. Fitzgibbons
                                   Title:   Chief Executive Officer



                                   WALDO SECURITIES S.A.

                                   By: /s/ Dr. Andres Baumgartner
                                      -----------------------------------
                                   Name:   Dr. Andres Baumgartner
                                   Title:  Director

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                                                                       EXHIBIT A

                           SERIES A SUBORDINATED NOTE

                                    IPO NOTE

                         KHANTY MANSIYSK OIL CORPORATION

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER STATE SECURITIES LAWS. THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A SHARE PURCHASE AGREEMENT DATED JUNE 29, 2000, AS AMENDED, AND A SHAREHOLDERS AGREEMENT DATED JUNE 29, 2000. A COPY OF SUCH CONDITIONS WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE. THESE SECURITIES MAY NOT BE RESOLD OR TRANSFERRED UNLESS SUCH CONDITIONS ARE COMPLIED WITH AND UNLESS REGISTERED OR EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.

                                 PROMISSORY NOTE

US$ 10,005,925                                               November ____, 2000

                  FOR VALUE RECEIVED, Khanty Mansiysk Oil Corporation, a Delaware corporation (the "COMPANY"), hereby promises to pay to the order of Waldo Securities S.A. (the "LENDER"), a company organized and existing under the laws of the British Virgin Islands, the principal sum of Ten Million Five Thousand Nine Hundred Twenty Five United States Dollars (US$ 10,005,925), with no interest payable on the outstanding balance thereof from the date hereof until December 31, 2000, and from January 1, 2001 until paid in full, with interest on the outstanding balance thereof at the rate of 12% per annum.

                  This Note (the "NOTE") is issued pursuant to and is entitled to the benefits of, and is subject to the provisions of, the Share Purchase Agreement, dated June 29, 2000, between the Company and Lender (as amended or otherwise supplemented from time to time, the "SHARE PURCHASE AGREEMENT"). The Share Purchase Agreement, among other things, contains provisions for (i) optional redemption, (ii) restrictions on transfer of the Note, and (iii) exchange of Notes in denominations of $100,000 or integral multiples thereof.

                  Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Share Purchase Agreement.

                  This Note is also subject to the following terms and conditions:

                  1. COMPUTATION AND PAYMENT OF INTEREST. No interest shall accrue or be payable by the Company on the unpaid principal amount of this Note from the date of this Note until December 31, 2000. Commencing on January 1, 2001, the Company shall pay interest on the unpaid principal amount of the Note until such principal amount shall be paid in full, at a rate equal to 12% per annum. Accrued interest on the unpaid principal amount of the Note shall be payable quarterly on September 30, December 31, March 31 and June 30 of each year until the Note is paid in full with the first such payment due on March 31, 2001. The Company shall make each payment under the Note to the holder thereof, as determined by the reference to the Company's note registration books on the first day of the relevant month when payment is due, not later than 12:00 noon, New York City Time, on the day when due. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days

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(including the first day but excluding the last day) elapsed. Whenever any payment under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                  2. PAYMENT OF PRINCIPAL. Unless sooner declared due hereunder or earlier redeemed in accordance with the Share Purchase Agreement, the principal amount of this Note shall be paid on the date fixed for such payment pursuant to Section 2.2(a) of the Share Purchase Agreement.

                  3. METHOD OF PAYMENT. Payments of principal shall be made in United States dollars by wire transfer in immediately available funds to the account specified by the Lender or other holder of this Note (the "HOLDER"); provided, however, that in the event of redemption of the Note pursuant to
Section 2.4 of the Share Purchase Agreement, payment of the outstanding principal may be made, at the option of the Company, in cash or in common stock of the Company, or in any combination thereof. Principal shall be paid at such place as the Holder may designate in writing to the Company. The Holder must surrender this Note to the Company upon the earlier of the redemption hereof in accordance with the Share Purchase Agreement or at the time of final payment of principal.

                  4. PREPAYMENT. The Company shall have the right to prepay this Note prior to maturity in accordance with the Share Purchase Agreement without the consent of the Lender.

                  5. INTEREST AFTER DUE DATE. If the principal of this Note is not paid when due, as a result of redemption or otherwise, the overdue amount shall bear interest from the due date until paid at an annual rate of 12%.

                  6. INTEREST SAVINGS CLAUSE. Notwithstanding any other provision hereof, the interest payable hereunder shall be limited to the maximum amount permitted under applicable law. If any amount is paid hereunder which would be usurious under applicable law, it shall be deemed a payment of principal or shall be promptly refunded to the Company as necessary to avoid violation of any applicable usury statute.

                  7. APPLICATION OF PAYMENTS. All payments received on this Note shall first be applied to the payment of accrued interest (if any) pursuant to Sections 1 or 5 of this Note and then to the reduction of principal.

                  8. WAIVERS. The Company, for itself and its successors and assigns and any endorsers of this Note from time to time hereby waives presentment for payment, demand, notice of dishonor, protest, notice of protest and any other notice not provided for in the Share Purchase Agreement that the Company may lawfully waive. No delay in exercising any right under this Note shall operate as a waiver of such right or any other right under this Note, nor shall any omission in exercising any right on the part of the Holder under this Note operate as a waiver of any other rights. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

                  9. ATTORNEYS' FEES. If this Note or interest thereon is not paid when due, or suit is brought to enforce any right hereunder, the Company and each successor, assignee and endorser of this Note agrees to pay all reasonable costs of collection and enforcement, including reasonable attorneys' fees. In the event of any bankruptcy or insolvency proceedings involving the Company, costs of collection shall include all costs and attorneys' fees incurred in connection with such proceedings, including the fees of counsel for attendance at meetings of creditors.

                  10. RIGHTS AND PRIORITIES. The rights and priorities of the Holders of this Note with respect to payment of interest and principal shall be subordinated in right of payment to the notes issued by the Company pursuant to the US$ 55,000,000 financing conducted by the Company in October 1997 (the "SENIOR FINANCING") and shall rank PARI PASSU with the rights and priorities of all other current and future unsecured indebtedness of the Company of similar size (being less than US$ 10 Million) and tenor.

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

11.      SUBORDINATION.

            (a) The indebtedness of the Company evidenced hereunder shall be junior and subordinate to all Senior Debt. As used in this Note, the term "SENIOR DEBT" means: (i) all securities issued by the Company pursuant to the Senior Financing and (ii) any refundings, renewals or extensions of any indebtedness described in clause (i) above.

            (b) In the event of any dissolution, winding up, liquidation, reorganization or other similar proceedings relative to the Company, its property or its operations (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of assets of the Company or otherwise), then all Senior Debt shall first be paid in full in cash or cash equivalents before the Company shall be entitled to retain any payment or distribution of assets made after such event with respect to the Notes. In any such proceeding, any payment or distribution of assets to which the Holder would be entitled if the Notes were not subordinated to the Senior Debt shall be paid by the trustee or agent or other person making such payment or distribution, or by the Holder if received by it, directly to the holders of the Senior Debt (pro rata) to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Debt.

            (c) The Company may, from time to time (and with respect to payments of principal of the Notes, upon 30-days prior written notice to the holders of the Senior Debt), pay or cause to be paid to the Holder and the Holder may accept and retain scheduled payments in respect of interest and principal on the Notes, as originally executed and delivered, unless at the time of any such proposed payment or immediately after giving effect thereto, there shall exist any default with respect to the Senior Debt that permits holders of the Senior Debt as to which such default relates to accelerate its maturity (each, a "SENIOR EVENT OF DEFAULT") and the holders of the Senior Debt have notified the Company in writing of the existence of such Senior Event of Default prior to such payment. If the Holder receives payment from the Company pursuant to this Section 11(c), such payment shall be deemed to constitute a representation by the Company to the holders of the Senior Debt and to the Holder that no Senior Event of Default exists, and that such payment is permitted to be paid to the Holder under the Notes; and the Holder shall be entitled to keep and retain such payments, unless the holders of the Senior Debt shall have notified the Company or the Holder of a Senior Event of Default in writing prior to such payment, in which case (if such Senior Event of Default in fact existed on the date of such payment) the Holder shall forthwith deliver such payment or an amount of cash equal thereto to the holders of the Senior Debt for application in payment of the Senior Debt.

            (d) In the event that the Holder shall receive any payment or distribution of assets which the Holder is not entitled to retain under the provisions of the Notes, the Holder shall hold any amount so received in trust for the holders of Senior Debt and, upon the request of any holder of Senior Debt, shall forthwith turn over such payment or distribution (without liability for interest thereon) to the holders of Senior Debt (pro rata) in the form received to be applied to Senior Debt. Any holder of Senior Debt may at any time and from time to time without the consent of or notice to the Holder: (i) extend, renew, modify or amend the terms of Senior Debt; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any guarantor or any other person (except the Company) liable in any manner for the Senior Debt; (iv) exercise or refrain from exercising any

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                  rights against the Company or any other person; and (v) apply any sums by whomever paid or however realized to Senior Debt. Any and all of such actions set forth in this Section 11 may be taken by holders of Senior Debt without incurring responsibility to the Holder and without impairing or releasing the obligations of the Holder under this Section 11.

            (e) No holder of Senior Debt shall be prejudiced in its right to enforce subordination of the Notes by any act or failure to act by the Company or anyone in custody of the Company's assets or property. No amendment or modification of the terms of this Section 11 shall be effective as against any holder of Senior Debt without the consent of such holder.

                  12. NOTICES. Any notice, request, demand, consent, approval or other communication which the Company or the Holder are obligated or may elect to give hereunder shall be given in the form and in the manner set forth in the Share Purchase Agreement for the giving of notices thereunder and shall be deemed given for the purposes hereof at such time as the same, if given under the Share Purchase Agreement, would be deemed given.

                  13. SEVERABILITY. If any provision of this Note or the application thereof to any party or circumstances is held invalid or unenforceable, the remainder of this Note and the application of such provision to other parties or circumstances will not be affected thereby and the provisions of this Note shall be several in any such instance.

                  14. GOVERNING LAW. This Note shall be governed by and interpreted in accordance with the laws of the State of New York applicable to agreements made and to be performed within such State.




                                           KHANTY MANSIYSK OIL CORPORATION


                                           By:
                                              ----------------------------------
                                           Name:    John B. Fitzgibbons
                                           Title:   Chief Executive Officer

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